                                                                    Exhibit 99.2

IMMEDIATE RELEASE
-----------------
Company Contact             Investor Relations          Media Relations
Joel Sussman, VP/CFO        Carl Hymans                 Curtis Hougland
CDnow, Inc.                 G.S. Schwartz & Co.         Middleberg & Assoc.
215-517-7325                212-725-4500                212-888-6610

                      CDNOW ANNOUNCES RECORD THIRD QUARTER

                            AND NINE MONTHS RESULTS

                    --THIRD QUARTER REVENUES INCREASE 255%--

JENKINTOWN, PA., October 23,1998 -- CDnow, Inc., (NASDAQ: CDNW), the Internet's number one music retailer, today announced financial results for the third quarter and nine months ended September 30, 1998.

     Revenue for the third quarter ended September 30, 1999 was $13.9 million, representing a 255% increase from $3.9 million for the third quarter ended September 30, 1997. On a quarter to quarter basis, revenues in the third quarter of 1999 increased by 20% over revenues of $11.6 million for the second quarter of 1998. Approximately 59% of revenues in the third quarter came from existing customers.

     As of the end of the third quarter, a total of 738,000 customers bad purchased from CDnow since inception. Traffic to the CDnow store during the third quarter increased by 16% when compared to the second quarter of 1998. Average daily visits in the month of September exceeded 215,000, an increase of 24% compared to June.

     Operating expenses increased to $16.4 million for the third quarter of 1998 compared to $3.5 million in the comparable period last year and $11.9 million in the second quarter of 1998.

     The Company's net loss for the third quarter of 1998 was $12.9 million, or $0.74 per share, compared to a net loss of $2.6 million, or $0.36 per share, for the third quarter of 1997. On a quarter-to-quarter basis, the Company's net loss for the third quarter compares to a loss in the first and second quarters of 1998 of $0.78 per share and $0.55 per share, respectively.

     Revenue for the nine months ended September 30, 1998 rose 276% to $35.5 million from $9.5 million for the nine months ended September 30, 1997.

     Operating expenses increased to $39.2 million for the first nine months of 1998 compared to $6.3 million in the comparable period last year.

     The Company's net loss for the nine months ended September 30, 1998 was $30.8 million, or $2.10 per share, compared to a net loss of $4.1 million, or $0.56 per share, for the nine months ended September 30, 1998.

     During the quarter ended September 30, 1998, the Company changed its method for classifying credit card processing fees from a cost of sales to a Sales & Marketing expense to conform to industry standards. If credit card fees were included in cost of sales, gross profit margins would have been 18.5% instead of 20.9% as reported for the three months ended September 30, 1998 and 16.9% instead of 19.6% as reported for the nine months ended September 30, 1998.
Prior periods have also been restated to reflect this change.

     Jason Olim, CDnow's President and CEO, said, "We are truly gratified by what we achieved in this quarter, certainly our most competitive ever. Revenue continued to grow 20% over the prior quarter, with both a record number of new customers and strong customer retention, as exhibited by the 59% of our revenues that came from repeat sales to existing customers our international sales continued to grow well, and included the launch of our

European distribution capability and global marketing. CDnow achieved double-digit brand recognition among internet users, was rated the fourth most recognized e-commerce brand, and founded a network of leading online specialty retailers scheduled to launch in November. Most importantly, we maintained our disciplined business model, achieving our planned gross profit and bettering gross margin and net loss expectations."

     The third quarter of 1998 was CDnow's most innovative quarter ever with the launch of announcement of:

     .     MY CDnow:  personalization features that enable consumers to create
           --------
           their own music store.

     .     Fast Forward Rewards:  a proprietary frequent buyer rewards program
           --------------------
           with points customers can redeem for music and merchandise.

     .     Improved Search Capabilities:  utilizing Verity, Inc.'s K2 search
           ----------------------------
           technology.

     .     Cosmic Credit Program:  our affiliate network program exceeded
           ---------------------
           100,000 members and became our largest single source for new customers,

     .     Online Shopping Network:  scheduled to launch in November, it will
           -----------------------
           enable consumers to find quality goods and services from the Internet's best-known and trusted brands: CDnow, Cyberian Outpost, eToys, and Reel.com.

CDnow's store, brand and customer service received high ratings in the third quarter:

     . EMarketer. a New York-based consulting firm and authority on business online, ranked CDnow the number one music store online.

     . BizRate, the Internet leader in monitoring online customer satisfaction, rated CDnow a Buyers' Best Winner for both product selection and customer support.

     . USA TODAY reported that CDnow was the fourth most recognized electronic, commerce brand in a recent survey of internet users.

     Earlier today, N2K Inc. (Nasdaq:NTKI) and CDnow Inc. (Nasdaq:CDNW) jointly announced the signing of a definitive merger agreement.

     CDnow. Inc. (cdnow.com) is the Internet's number one music store. CDnow offers more than 300,000 music related items - ten times the size of the average music store. Founded in 1994 by twin brothers Jason and Matthew Olim, CDnow is building a better music store, through intelligent album recommendations, custom CDs, music samples, a vast library of reviews and features from top music writers and exclusive editorial content from Rolling Stone Network MTV/VH1 and CMJ New Music Monthly. CDnow is the premier online music Store on Yahoo!, Lycos, Lycos-Bertelsmann, Webcrawler, Tripod, GeoCities, MTV/VH1, Rolling Stone Network and CBS.com.

     This release contains statements relating to future results of the Company (including certain projections and business trends) that a "forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to, changes in political and economic conditions, for and market acceptance of new and existing products, as well as other risks and uncertainties detailed from time to time in the filings of the Company with the Securities and Exchange Commission.

                                (TABLES FOLLOW)

                                  CDNOW, INC.
                      UNAUDITED STATEMENTS OF OPERATIONS


                                       Three Months Ended           Nine Months Ended
                                          September 30                 September 30
                                          ------------                 ------------
                                       1998         1997          1998             1997
                                       ----         ----          ----             ----
Net Sales                           13,879,775    3,906,661    35,503,805           9,452,864
Cost of Sales                       10,980,974    3,059,849    28,549,562           7,333,069
                                    ----------    ---------    ----------           ---------
       Gross profit                  2,898,801      846.812     6,954.243           2,119,795

Operating Expenses
   Operating and Development         2,390,004      631,727     5,155,718           1,444,011
   Sales and Marketing              12,938,039    2,341,655    31,293,668           3,603,238
   General and Administrative        1,047,175      522,911     2,781,334           1,266,296
                                     ---------      -------     ---------           ---------
       Operating Loss              (13,476,417)  (2,649,481)  (32,276,477)         (4,193,750)

Interest Income                        787,183       92,655     2,015,234              94,045
Interest Expense                        68,160       23,156       563,074              29,961
                                        ------       ------       -------              ------
       Net Loss                    (12,757,394)  (2,579,982)  (30,824,317)         (4,129,666)

Accretion of Preferred Stock to             --     (263,748)     (115,542)           (263,748)
Redemption Value
Net Loss Applicable to             (12,757,394)  (2,843,730)  (30,939,859)         (4,393,414)
Common Shareholders
Net Loss Per Common Share                 (.74)        (.36)        (2.10)               (.56)
Weighted Average Number of          17,141,221    7,845,684    14,764,870           7,845,684
Common Shares Outstanding


                                  CDNOW, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                          SEPTEMBER 30, 1998   DECEMBER 31, 1997
                                          ------------------   -----------------
                                              (unaudited)
CURRENT ASSETS:
Cash and equivalents                            $ 59,563,026        $ 10,686,001
Short-term investments                                    --           1,003,045
Accounts receivable                                  811,175             324,411
Prepared expenses and other                        9,170,725           2,457,958
                                                   ---------           ---------
   Total current assets                           69,544,926        $ 14,471,415
PROPERTY AND EQUIPMENT, net                        4,129,299           1,884,296
OTHER ASSETS                                       3,897,161              92,714
                                                   ---------              ------
                                                $ 77,571,386        $ 16,448,425
                                                ============        ============

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Notes payable                                             --        $  5,575,288
Current portion of long term debt                    635,160             361,562
Accounts payable                                   9,324,304           8,981,430
Accrued expenses                                   2,821,178             579,413
Other current liabilities                            100,295             191,727
                                                     -------             -------
   Total current liabilities                      12,880,937          15,689,420
                                                  ----------          ----------

LONG TERM DEBT                                     1,130,484             962,144
DEFERRED RENT LIABILITY                              160,990              56,717
REDEEMABLE SERIES A AND B CONVERTIBLE
PREFERRED STOCK                                                        9,492,594
                                                                       ---------

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY (DEFICIT):
Common stock, no par value                       101,482,736             579,549
Additional paid-in capital                         4,325,817           1,325,817
Deferred compensation                               (246,679)           (434,776)
Accumulated deficit                              (42,162,899)        (11,223,040)
   Total Shareholders equity (deficit)            63,398,975          (9,752,450)
                                                  ----------           ---------
                                                $ 77,571,386        $ 16,448,425
                                                ============        ============
